EXHIBIT 23.2

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Petro Resources Corporation
Houston, Texas

We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of: (i) our report dated March 30, 2007, relating to the financial statements of Petro Resources Corporation as of and for the year ended December 31, 2006, appearing in the Petro Resources Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and (ii) our report dated April 27, 2007, relating to the statements of combined revenues and direct operating expenses of the oil & gas properties purchased by Petro Resources Corporation from Eagle Operating, Inc. appearing in the Petro Resources Corporation’s Current Report on Form 8-K/A filed May 7, 2007 (“Williston Basin Properties”).

We also consent to the reference to our firm under the heading "Experts" appearing herein.

/s/ Malone & Bailey, PC
Malone & Bailey, PC

www.malone-bailey.com
Houston, Texas

October 17, 2007